UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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ONTRAK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ONTRAK, INC.
2120 Colorado Ave., Suite 230
Santa Monica, CA 90404
(310) 444-4300
____________________________________________________

NOTICE OF INTENT TO CONVENE IN VIRTUAL MEETING FORMAT A SPECIAL MEETING OF THE STOCKHOLDERS TO BE HELD ON MARCH 1, 2022

Dear Stockholders of Ontrak, Inc.:

You are invited to participate in the Special Meeting (the “Special Meeting”) of stockholders of Ontrak, Inc., a Delaware corporation (“Ontrak” or the “Company”), to be held on March 1, 2022 at 10:00 a.m. Pacific Time. Due to our continuing concerns about protecting the health and well-being of our stockholders and employees in the evolving public health environment relating to the coronavirus pandemic, the Board of Directors has determined to convene and conduct the Special Meeting on March 1, 2022 at 10:00 a.m. Pacific Time, in a virtual meeting format at https://web.lumiagm.com/250638678. Stockholders will NOT be able to attend the Special Meeting in-person. The accompanying Proxy Statement includes instruction on how to access the virtual Special Meeting and how to listen, vote, and submit questions from home or any remote location with Internet connectivity. At the Special Meeting, we will consider and vote upon the following items:

1.	To authorize the Board of Directors, in its discretion, to approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation to remove certain protective transfer restrictions originally designed to preserve our ability to utilize our net operating (“NOLs”) and net capital (“NCLs”) loss carryovers (the “Charter Amendment Proposal”).
2.	To authorize one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 1 above (the “Adjournment Proposal”).
3.	To transact any other business that may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE CHARTER AMENDMENT AND ADJOURNMENT PROPOSALS OUTLINED IN THE ACCOMPANYING PROXY STATEMENT.

The board of directors of Ontrak has fixed the close of business on January 25, 2022 as the record date for the Special Meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the Special Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement.
You are cordially invited to participate in the Special Meeting. Whether or not you expect to participate in the Special Meeting, please complete, date, sign and return the enclosed proxy or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the Special Meeting. If you have requested physical materials to be mailed to you, a return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience to use if you choose to submit your proxy by mail. Even if you have voted by proxy, you may still vote online if you attend the virtual Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from that record holder. Only stockholders of record at the close of business on the record date may vote at the Special Meeting or any adjournment or postponement thereof. This notice is being mailed to all stockholders of record entitled to vote at the Special Meeting on or about February 1, 2022.

By order of the Board of Directors,

/s/Terren S. Peizer
Terren S. Peizer
Executive Chairman

Santa Monica, California
January 28, 2022

ONTRAK, INC.
_____________________________________
PROXY STATEMENT
FOR A SPECIAL MEETING OF STOCKHOLDERS
_______________________________________

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting

This proxy statement is available for viewing, printing and downloading at https://ontrakhealth.com/investors/financial-information/ and on our website at www.ontrakhealth.com. Certain documents referenced in the proxy statement are available on our website. However, we are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this Proxy Statement.

The Notice of Special Meeting, Proxy Statement and proxy card are first being mailed to our stockholders on or about February 1, 2022.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT, THE VIRTUAL SPECIAL
MEETING AND VOTING

Why did I receive these proxy materials?
We are providing these proxy materials in connection with the solicitation by the Board of Directors of Ontrak, Inc., a Delaware corporation (sometimes referred to as “we,” “our,” “us,” the “Company,” the “Corporation” or “Ontrak”), of proxies to be voted at our Special Meeting of Stockholders (the “Special Meeting”) and at any adjournment or postponement thereof.
How may I participate in the virtual Special Meeting?
To participate in the virtual Special Meeting, go to https://web.lumiagm.com/250638678 at 10:00 a.m. PDT on March 1, 2022.
If you are a stockholder of record as of January 25, 2022, the record date (the “Record date”) for the Special Meeting, you should click on “I have a login,” enter the control number found on your proxy card you previously received, and enter the password “ontrak2022” (the password is case sensitive).

If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the virtual Special Meeting you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Ontrak’s common stock you beneficially held as of the Record Date, your name and email address. You then must submit a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern Time on February 22, 2022.

If I already submitted a proxy, do I have to vote again?

No. If you already submitted a proxy, your vote will be counted and you do not need to submit a new proxy or vote online at the virtual Special Meeting.

If I have not yet submitted a proxy, may I still do so?

Yes. If you have not yet submitted a proxy, you may do so by (a) visiting www.voteproxy.com and following the on screen instructions (have your proxy card available when you access the webpage), or (b) calling toll-free 1-800-PROXIES (1-800-776-9437) in the U.S. or 1-718-921-8500 from foreign countries from any touch-tone phone and follow the instructions (have your proxy card available when you call), or (c) submitting your proxy card by mail by using the previously provided self-addressed, stamped envelope.

May I revoke a previously submitted proxy or otherwise change my vote at the virtual Special Meeting?

Yes. You may change or revoke your vote by writing to us, by submitting another properly signed proxy card with a more recent date, or by voting again by the telephone or Internet voting options described below. If your shares are held in “street name” through a bank, broker or other nominee, any changes need to be made through them. Your last vote will be the vote that is counted.

Unless revoked, a proxy will be voted at the virtual meeting in accordance with the stockholder’s indicated instructions. In the absence of instructions, proxies will be voted FOR the Charter Amendment Proposal and FOR the Adjournment Proposal.

How do I vote at the virtual Special Meeting?

Stockholders of record; Shares registered directly in your name.

If you are a stockholder of record, you may vote online at the virtual Special Meeting on March 1, 2022 or vote by proxy using the enclosed proxy card, the Internet or telephone. Whether or not you plan to participate in the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have already voted by proxy, you may still attend the virtual Special Meeting and vote online at the virtual Special Meeting on March 1, 2022, if you choose.

•
To vote online at the virtual Special Meeting on March 1, 2022, follow the instructions above under “How do I participate in the Special Meeting?” click on “I have a login,” enter the control number found on your proxy card you previously received, and enter the password “ontrak2022” (the password is case sensitive).

•	To vote using the proxy card, please complete, sign and date the proxy card and return it in the prepaid envelope. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct. If you do not have the prepaid envelope, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, U.S.A.
•	To vote via the telephone, you can vote by calling the telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.
•	To vote via the Internet, please go to www.voteproxy.com and follow the instructions. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m. Eastern Time on February 28, 2022. After that, telephone and Internet voting will be closed, and if you want to vote your shares, you will either need to ensure that your proxy card is received by the Company before the date of the Special Meeting or attend the virtual Special Meeting to vote your shares online.

Beneficial owner; Shares held in account at brokerage, bank or other organization.

If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card as instructed by your broker, bank or other agent to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone depending on your broker, bank or other agent. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided. To vote in person at the virtual Special Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Special Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form.

After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Special Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company, LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on February 22, 2022.

You will receive a confirmation of your registration by email after we receive your registration materials. You may attend the Special Meeting and vote your shares at https://web.lumiagm.com/250638678 during the meeting. The password for the meeting is "ontrak2022." Follow the instructions provided to vote. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

Who can help answer any other questions I might have?
If you have any questions concerning the virtual Special Meeting (including accessing the meeting by virtual means) or would like additional copies of the Proxy Statement or need help voting your shares of the Company’s common stock, please contact our transfer agent:
American Stock Transfer & Trust Company, LLC
The Notice of Special Meeting Proxy Statement and form of Proxy Card are available at:
https://ontrakhealth.com/investors/financial-information/

Who is entitled to vote at the Special Meeting?

Only stockholders of record at the close of business on January 25, 2022 (the “Record Date”), are entitled to vote at the Special Meeting. On the Record Date, there were 20,691,129 shares of Ontrak’s common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Special Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If on January 25, 2022 your shares were registered directly in your name with Ontrak’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are the “stockholder of record.” Whether or not you plan to participate in the Special Meeting, we urge you to fill out and return the enclosed proxy card or vote via the Internet or by telephone to ensure your vote is counted.

If on January 25, 2022 your shares were held in a stock brokerage account or by a bank or other similar organization, then you are considered the “beneficial owner” of those shares. These proxy materials have been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to direct your broker, bank or other agent how to vote the shares in your account. You are also invited to participate in the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares online at the virtual Special Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are three matters scheduled for a vote:

1.	To authorize the Board of Directors, in its discretion, to approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation to remove certain protective transfer restrictions originally designed to preserve our ability to utilize our net operating loss (“NOL”) and net capital (“NCL”) carryforwards (the “Charter Amendment Proposal”).
2.	To authorize one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 1 above (the “Adjournment Proposal”).
3.	To transact any other business that may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting.

What if I return a proxy card but do not make specific choices?

If your card does not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors, unless your shares are held in street name and you fail to provide your broker, bank or other agent, as applicable, with voting instructions on proposals 1 and 3, in which case your shares will be voted as "broker non-votes" on such proposal as described below. Ontrak does not expect that any matters other than Charter Amendment and Adjournment Proposals described herein will be brought before the Special Meeting. If any other matter is properly presented at the Special Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using their best judgment.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy at any time before the final vote at the Special Meeting by:

•	giving written notice that you are revoking your proxy to the Secretary, Ontrak, Inc., 2120 Colorado Ave., Suite 230, Santa Monica, CA 90404;
•	delivering a properly completed proxy card with a later date, or vote by telephone or on the Internet at a later date (we will vote your shares as directed in the last instructions properly received from you prior to the Special Meeting); or
•	attending and voting online at the virtual Special Meeting (note, simply attending the Special Meeting will not, by itself, revoke your proxy).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other agent that is the holder of record and following its instructions.

Please note that to be effective, your new proxy card, internet or telephonic voting instructions or written notice of revocation must be received by the Secretary prior to the Special Meeting and, in the case of internet or telephonic voting instructions, must be received before 11:59 p.m. Eastern Time on February 28, 2022.

What shares are included on the proxy card?

If you are a stockholder of record, you will receive only one proxy card for all the shares you hold of record in certificate and book-entry form. If you are a beneficial owner, you will receive voting instructions from your broker, bank or other agent that is the holder of record.

Is there a list of stockholders entitled to vote at the Special Meeting?

The names of stockholders of record entitled to vote at the Special Meeting will be available ten days prior to the Special Meeting for any purpose relevant to the Special Meeting, by contacting the Secretary of Ontrak, Inc.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count “For” and “Against” votes, and broker non-votes.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Special Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required.

If you are a beneficial owner whose shares are held of record by a broker, your broker does not have discretionary authority to vote on either the Charter Amendment or Adjournment Proposal. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares.

What is the quorum requirement for the Special Meeting?

A quorum of stockholders is necessary to hold a valid Special Meeting. A quorum will be present if the holders of majority of the outstanding shares are represented by proxy or by stockholders present and entitled to vote at the Special Meeting. On the

Record Date, there were 20,691,129 shares outstanding and entitled to vote. Thus, 10,345,565 shares must be represented by proxy or by stockholders present and entitled to vote at the Special Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

If there is no quorum, a majority of the shares so represented may adjourn the Special Meeting to another time or date.

How many votes are required to approve each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed?
Proposal No. 1 – Charter Amendment Proposal	Majority of outstanding shares	No
Proposal No. 2 – Adjournment Proposal	Majority of votes cast	No

If you abstain from voting or there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered votes cast under our Amended and Restated Bylaws or under the laws of Delaware (our state of incorporation).

Proposal No. 1 – Charter Amendment Proposal; majority of outstanding shares

The affirmative “FOR” vote of holders of a majority of outstanding shares entitled to vote at the special meeting is required for the approval of authorization of the Board of Directors to amend the Company’s Amended and Restated Certificate of Incorporation to remove certain protective transfer restrictions originally designed to preserve our ability to utilize our net operating loss (“NOL”) and net capital (“NCL”) carryforwards. Abstentions and broker non-votes, if any, will have the same effect as votes against the matter.

Proposal No. 2 - Approval of Adjournment; majority vote

The affirmative “FOR” vote of holders of a majority of the votes cast live via the internet or represented by proxy at the Special Meeting and entitled to vote on the proposal, is required for any adjournment of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve the Charter Amendment Proposal. Abstentions will have the same effect as a vote against the matter. Abstentions are not deemed to be votes cast and will have no impact on the outcome of the vote. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

How will my shares be voted at the Special Meeting?

At the Special Meeting, the persons named in the proxy card will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted as the Board of Directors recommends, unless your votes constitute broker non-votes, which is:

•	FOR the Charter Amendment Proposal; and
•	FOR the Adjournment Proposal.

Am I entitled to dissenter rights or appraisal rights?

No, our stockholders are not entitled to dissenters’ rights or appraisal rights under the Delaware General Corporation Law for the matters being submitted to stockholders at the Special Meeting.

Could other matters be decided at the Special Meeting?

At the date of this Proxy Statement, we did not know of any matters to be considered at the Special Meeting other than the items described in this Proxy Statement. If any other business is properly presented at the Special Meeting, your proxy card grants authority to the proxy holders to vote on such matters in their discretion.

Can I access the Notice of Special Meeting and Proxy Statement via the Internet?

Yes, this Notice of Special Meeting and the Proxy Statement are available on our website at www.ontrakhealth.com. Instead of receiving future proxy statements and accompanying materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing documents and mailing them to your home or business, and also gives you an electronic link to the proxy voting site.

Stockholders of Record: You may enroll in the electronic proxy delivery service at any time by accessing your stockholder account at www.amstock.com and following the enrollment instructions.

Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.

Who will pay for the cost of this proxy solicitation?

Ontrak will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission or by other means of communication. Directors, officers or employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to the beneficial owners.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

PROPOSAL NO. 1
AUTHORIZATION OF THE ELIMINATION OF THE 382 RESTRICTIONS

Original Background and Purpose of the 382 Restrictions
We have available NOLs, NCLs and certain other tax attributes to reduce our future taxable income. NOLs and NCLs benefit us by reducing current or future taxable income, if any (subject to certain limitations) and thereby reducing or eliminating the U.S. federal corporate income tax on such income. The benefit of the NOLs, NCLs and certain other tax attributes can be reduced or eliminated if we undergo an ownership change, or Ownership Change, as defined in the Internal Revenue Code of 1986, as amended (the “Code”). Generally, there is an “Ownership Change” if, at any time, one or more 5% shareholders (as defined in the Code) have aggregate increases in their ownership in the corporation of more than 50 percentage points looking back over the relevant testing period, which can occur as a result of acquisitions and certain dispositions of common stock by 5% shareholders. At the time of entering into the Note Purchase Agreement providing for the issuance of our Senior Secured Notes due 2024, our Board believed that it was in the best interests of our company and our stockholders to adopt provisions in our certificate of incorporation, that were designed, subject to certain exceptions, to restrict direct and indirect acquisitions of our common stock and similar securities that could result in the imposition of limitations on our use, for U.S. federal income tax purposes, of the NOLs, NCLs and certain other tax attributes that are and will be available to us (collectively, the “382 Restrictions”).

Our NOLs and NCLs and a Description of Section 382 and Section 383
We have NOLs and NCLs that are expected to reduce a substantial portion of any future taxable income and gain. We also may recognize losses and deductions ("built-in losses") in future years with respect to assets whose value currently exceeds our tax basis in such assets. Sections 382 and 383 of the Code impose significant limitations on the ability of a corporation to use its NOLs and NCLs to offset income in circumstances where such corporation has experienced an Ownership Change. Those sections may also limit our ability to use any built-in losses recognized within five years of any such Ownership Change. Generally and as indicated above, there is an Ownership Change if, at any time, one or more 5% shareholders (as defined in the Code) have aggregate increases in their ownership in the corporation of more than 50 percentage points looking back over the relevant testing period. The relevant testing period is generally the prior three-year period, but the testing period generally does not begin before the first year in which a NOL or NCL was generated, unless the corporation has a net unrealized built-in loss at the time of an Ownership Change. We currently have a net unrealized built-in loss. The principal reason for adopting the 382 Restrictions was to prevent investors from aggregating or reducing ownership in our company and triggering an Ownership Change and thus preserve such tax attributes to reduce future U.S. federal corporate taxable income.

Collateral Effects of the 382 Restrictions
To implement the 382 Restrictions, in 2019 we amended and restated our Certificate of Incorporation to add Article Eight containing the provisions regarding the 382 Restrictions, which generally prohibit any direct or indirect sale, transfer, assignment, exchange, issuance, grant, redemption, repurchase, conveyance, pledge or other disposition of shares of common stock of our company or rights or options to purchase common stock of our company or any other interests that would be treated as stock of our company under the income tax regulations promulgated under the Code, if as a result of such sale, transfer, assignment, exchange, issuance, grant, redemption, repurchase, conveyance, pledge or other disposition, any person or group becomes a Substantial Stockholder, which generally includes a person or group that beneficially owns 4.9% or more of the market value of the total outstanding shares of common stock of our company, or the percentage of common stock of our company owned by a Substantial Stockholder would be increased or decreased. As a result of these restrictions, certain transfers of stock by or to existing Substantial Stockholders are prohibited. Any attempted transfer in violation of the foregoing restrictions are null and void unless the transferor or transferee obtained the written approval of our Board.

Following the effectiveness of the 382 Restrictions, if our Board determined that a transfer would be prohibited, then, upon our written demand, the purported transferee would be required to transfer the securities that were the subject of the prohibited transfer, or cause such securities to be transferred, to an agent designated by our Board. The agent would then sell the securities to a buyer or buyers, which may include our company, in one or more arm's-length transactions that comply with the 382 Restrictions. If the purported transferee had resold the securities before receiving our demand to surrender them to our agent, the purported transferee would be deemed to have sold the securities for the agent and would be required to transfer to the agent any distributions received with respect to such securities and any proceeds of the sale of such securities (except for any proceeds which our company granted the purported transferee written permission to retain and which do not exceed the amount that the purported transferee would have received from the agent if the agent had resold such securities). The proceeds of the sale of any such securities would be applied first to the agent to cover its costs and expenses, second to the purported transferee, up to the lesser of the amount paid by the purported transferee for the securities or the fair market value of the securities at the time of the attempted transfer, and third to one or more charitable organizations selected by our Board.

The 382 Restrictions, subject to certain exceptions, require any person who acquires or attempts to acquire shares of our common stock or rights or options to purchase our common stock or any other interests that would be treated as our stock under the income tax regulations in violation of the Section 382 Ownership Limit described above to provide to us such information as we may request in order to determine the effect, if any, of such purported transfer on the preservation and usage of the benefit of our NOLs, NCLs and certain other tax attributes.

Upon effectiveness of the 382 Restrictions, all certificates representing newly issued shares of our stock as well as certificates issued in connection with the transfer of shares that are subject to the foregoing restrictions bore a legend referencing such restrictions.

Although the 382 Restrictions were intended to reduce the likelihood of an Ownership Change, they significantly reduced the flexibility of our company to issue equity securities, as any such issuance needs to be evaluated in light of the possibility of an Ownership Change implicating the 382 Restrictions and voiding the issuance of such securities. As a result, and in light of our current financial situation and forecasts of our ability to utilize our NOLs and NCLs, at this time the Board of Directors believes that the potential benefits of the 382 Restrictions may be greatly outweighed by the severe restrictions they impose on our ability to pursue equity financings and, should the requisite holders of our outstanding Senior Secured Notes due 2024 approve such amendment, the Board of Directors should be given discretion to amend the Amended and Restated Certificate of Incorporation to remove the 382 Restrictions. The removal of the 382 Restrictions could result in an Ownership Change which could have the effect of limiting otherwise available NOLs, NCLs and certain other tax attributes to reduce our future taxable income. Our Board currently believes that the flexibility from the removal of the 382 Restrictions substantially outweighs the loss of such tax attributes. However, even if approved by stockholders at the Special Meeting, prior to filing an amendment to the Amended and Restated Certificate of Incorporation to remove the 382 Restrictions, the Board of Directors may determine, in its sole discretion, not to effect the removal of the 382 Restrictions and not to file any amendment to our Amended and Restated Certificate of Incorporation.

PROPOSAL NO. 2
ADJOURNMENT OF SPECIAL MEETING

The Board has approved the submission to the stockholders of a proposal to approve one or more adjournments of the Special Meeting in the event that there is not a sufficient number of votes at the Special Meeting to approve Proposal 1. In order to permit proxies that have been timely received to be voted for such adjournments, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the Special Meeting, the adjournment is for a period of less than 30 days and the record date remains unchanged, no notice of the time and place of the reconvened meeting will be given to stockholders, other than an announcement made at the special meeting.

Required Vote

Approval of this Proposal requires the affirmative “FOR” vote of a majority of the votes cast live via the internet or represented by proxy at the Special Meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will not affect the outcome of voting on this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT OF SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THERE ARE INSUFFICIENT VOTES TO APPROVE PROPOSAL 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of January 25, 2022 for (a) each stockholder known by us to own beneficially more than 5% of our common stock (b) our named executive officers listed in the 2020 Summary Compensation Table in our Annual Report on Form 10-K/A, (c) each of our directors, and (d) all of our current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of January 25, 2022 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 20,691,129 shares of common stock outstanding on January 25, 2022.

			Total
		Shares	common
	Common	beneficially	stock	Percent
	stock	owned	beneficially	of
Name of beneficial owner (1)	owned (2)	(3)	owned	class (3)
Directors and Named Executive Officers:
Terren S. Peizer (4)	9,114,155	—	9,114,155	44.0%
Richard A. Berman (5)	—	171,008	171,008	*
Michael Sherman (6)	15,550	120,474	136,024	*
Brandon H. LaVerne (7)	1,146	100,000	101,146	*
Edward Zecchini (8)	—	85,551	85,551	*
Diane Seloff (9)	—	85,551	85,551	*
Robert Rebak (10)	8,200	71,293	79,493	*
Robert I. Newton (11)	—	47,223	47,223	*
Gustavo Giraldo (12)	—	18,567	18,567	*
Katherine Quinn (13)	—	6,593	6,593	*
Jonathan Mayhew (14)	—	—	—	*

All current directors, director nominee and executive officers as a group (15 persons)	9,142,523	787,760	9,911,283	46.2%

___________

*	Less than 1%
(1)	Except as set forth below, the mailing address of all individuals listed is c/o Ontrak, Inc., 2120 Colorado Ave., Suite 230, Santa Monica, CA 90404.
(2)	The number of shares beneficially owned includes shares of common stock in which a person has sole or shared voting power and/or sole or shared investment power. Except as noted below, each person named reportedly has sole voting and investment powers with respect to the common stock beneficially owned by that person, subject to applicable community property and similar laws.
(3)	On January 25, 2022, there were 20,691,129 shares of common stock outstanding. Common stock not outstanding but which underlies options and rights (including warrants) vested as of or vesting within 60 days after January 25, 2022, is deemed to be outstanding for the purpose of computing the percentage of the common stock beneficially owned by each named person (and the directors and executive officers as a group), but is not deemed to be outstanding for any other purpose.
(4)	Consists of 9,114,155 shares of common stock. 9,114,155 shares of common stock are held of record by Acuitas Group Holdings, LLC, a limited liability company 100% owned by Terren S. Peizer, and as such, Mr. Peizer may be deemed to beneficially own or control. Mr. Peizer disclaims beneficial ownership of any such securities.
(5)	Includes options to purchase 171,008 shares of common stock, which are exercisable within the next 60 days.
(6)	Consists of 15,550 shares of common stock and options to purchase 120,474 shares of common stock, which are exercisable within the next 60 days.
(7)	Consists of 1,146 shares of common stock held under the Company’s 401(k) plan and options to purchase 100,000 shares of common stock, which are exercisable within the next 60 days.
(8)	Includes options to purchase 85,551 shares of common stock, which are exercisable within the next 60 days.
(9)	Includes options to purchase 85,551 shares of common stock, which are exercisable within the next 60 days.
(10)	Consists of 8,200 shares of common stock and options to purchase 71,293 shares of common stock, which are exercisable within the next 60 days.
(11)	Includes options to purchase 47,223 shares of common stock, which are exercisable within the next 60 days.
(12)	Includes options to purchase 18,567 shares of common stock, which are exercisable within the next 60 days.
(13)	Ms. Quinn was appointed to serve as a member of the Board in August 2020, and resigned effective as of January 11, 2022. Includes options to purchase 6,593 shares of common stock, which are exercisable within the next 60 days
(14)	Mr. Mayhew was appointed to serve as Chief Executive Officer on April 12, 2021.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly presented at the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

By order of the Board of Directors,

/s/ Brandon H. LaVerne
Brandon H. LaVerne
Chief Financial Officer

Santa Monica, California
January 28, 2022

Appendix A
Form of Amendment to Amended and Restated Certificate of Incorporation

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

OF

ONTRAK, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

I, Brandon LaVerne, being the Chief Financial Officer of Ontrak, Inc., a corporation existing under the laws of the State of Delaware (the “Corporation”), do hereby certify as follows:

FIRST. The name of the Corporation is: Ontrak, Inc.

SECOND.  The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware (the “Secretary”) on September 29, 2003 (the “Certificate of Incorporation”).

THIRD. That the Board of Directors of the Corporation duly adopted resolutions proposing to amend the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment as follows:

The Certificate of Incorporation is hereby amended by striking Article EIGHTH in its entirety.

FOURTH. That the foregoing amendment was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 242 of the Delaware General Corporation Law.

FIFTH. This Certificate of Amendment of Certificate of Incorporation shall become effective on [____], 2022 at __:00 pm EDT.

IN WITNESS WHEREOF, the undersigned affirms that the statements made herein are true under the penalties of perjury, this __th day of [___], 202_.

By:
Name: Brandon LaVerne
Title: Chief Financial Officer

2022 SPECIAL MEETING OF STOCKHOLDERS OF

ONTRAK, INC.

March 1, 2022

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiagm.com/250638678 (password: ontrak2022) and be sure to have available the control number.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING:
The Notice of Meeting, and Proxy Statement are available at the following website:
https://ontrakhealth.com/investors/financial-information/

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone.

00030030000000001000 0 030122

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2, AS MORE SPECIFICALLY DESCRIBED IN THE COMPANY'S PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

RECEIPT OF NOTICE OF THE SPECIAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS, POSTPONEMENTS OR CONTINUATIONS THEREOF.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

ONTRAK, INC.

2120 Colorado Ave., Suite 230
Santa Monica, CA 90404

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2022 SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 1, 2022, AT 10:00 A.M. (PACIFIC TIME),
AND ANY POSTPONEMENT, CONTINUATION OR ADJOURNMENT THEREOF

The shares of common stock you hold in your account will be voted as you specify on the reverse side of this proxy card. If no choice is specified, the proxy will be voted "FOR" Proposal No. 1 and "FOR" Proposal No. 2, as described on the reverse side of this proxy card.

By signing this proxy, the undersigned hereby appoints Terren S. Piezer and Jonathan Mayhew, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of Ontrak, Inc. which the undersigned may be entitled to vote at the 2022 Special Meeting of Stockholders of the Company to be held virtually at https://web.lumiagm.com/250638678 (password: ontrak2022), on Tuesday, March 1, 2022, at 10:00 a.m. (Pacific Time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting and any postponements, continuations or adjournments of the meeting.

(Continued and to be signed on the reverse side)

1.1 14475